UNITED STATES SECURITIES AND EXCHANGE COMMISSION
FORM 8-K CURRENT REPORT
FIRST AMENDMENT TO REPORT DATED APRIL 3, 2005

Filed with the U. S. Securities and Exchange Commission
Pursuant to the Registrant's Obligations under Section 13a-11 of the Securities Exchange Act of 1934

For the Period Ended: April 3, 2005

(Date of Earliest Transaction Associated with
Events Disclosed in this Report: July 10, 2007)

Filing Date of this Report: August 15, 2007

CARTOON ACQUISITION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50411	20-0269287
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

None
(Street Address of Principal Executive Office)

Mailing Address:
c/o Hudson Companies Group Operations
Post Office Box 202
Wyoming, New York 14591-0202

(585) 495-6914
(Registrant’s Telephone Number Including Area Code)
Telecopier (585) 495-6914

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.
ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     We filed a report on Form 8-K with the SEC on July 10, 2007. That report was for the period ended April 3, 2005 and stated the details of our dismissal of Liebman, Goldberg & Drogin, LLP as our principal certifying accountant.

     As a part of our obligations to the SEC, we were required to deliver a copy of that report and a letter prepared in accordance with Item 304(a)(3) of Regulation S-B to Liebman Goldberg. The purpose of this type of letter is to allow the principal accountant to tell us and the SEC if we what we reported to the public in regard to the accountant's dismissal was true, correct, and complete We did so on July 10, 2007.

     Accordingly, the principal accountant must provide its reply to our letter to the SEC and to us. As of the filing date of this report, we have not received Liebman Goldberg's reply.

     After numerous attempts, our president was able to speak to Mr. Drogin of Liebman Goldberg on August 3. Mr. Drogin indicated that he was extremely busy in his practice and that he would make every effort to review our Form 8-K report on August 6 and respond accordingly.

     As of the filing date of this report, we did not receive his firm's reply to our letter and we have not received any calls from Mr. Drogin or from any employee of Liebman Goldberg.

     We consider our obligation in this regard to be fulfilled. If we do receive the letter from Liebman Goldberg on any date beyond the date of this report, we will file it with the SEC on a further amendment to the original report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 15, 2007
By Order of the Board of Directors of Cartoon Acquisition, Inc.:

Randolph S. Hudson
Chairman of the Board
President
Chief Executive Officer